Exhibit 10.1

STRATEGIC SHARE ISSUANCE AGREEMENT

This STRATEGIC SHARE ISSUANCE AGREEMENT (this “Agreement”) is entered into as of July __ 2026 (the “Effective Date”), by and between Fusemachines, Inc., a Delaware corporation (the “Company”), and Qintess Holding e Participações Ltda., a Brazilian limited liability company (the “Client”, and together with the Company, the “Parties”, and each, a “Party”).

RECITALS

WHEREAS, the Company provides enterprise artificial intelligence, agentic AI, and technology transformation services;

WHEREAS, pursuant to the terms of the MSA, the Client has agreed to purchase a minimum of $6,500,000 of Services (collectively, the “Committed Services Spend”) over the three (3) year period starting on the Effective Date (the “Term”); and

WHEREAS, in connection with the MSA and subject to the achievement of the Committed Services Spend, the Company has agreed to issue up to 1,250,000 shares of its common stock, par value $0.0001 per share (“Shares”), on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

1.	SHARE CONSIDERATION AND ISSUANCE.

(a)	Total Shares. In consideration of the Client’s execution of the MSA and its agreement to the Committed Services Spend, the Company has agreed to issue to the Client an aggregate of 1,250,000 Shares, in three (3) tranches, as follows:

(i)	Tranche 1: The Company will issue 750,000 Shares to the Client within ten (10) business days following the Effective Date (the “Tranche 1 Shares”);

(ii)	Tranche 2: The Company will issue 250,000 Shares to the Client within ten (10) business days following the second (2nd) anniversary of the Effective Date if Client has purchased at least $4,500,000 of the Committed Services Spend (the “Tranche 2 Shares”); and

(iii)	Tranche 3: The Company will issue 250,000 Shares to the Client within ten (10) business days following the third (3rd) anniversary of the Effective Date if Client has purchased at least $6,500,000 of the Committed Services Spend (the “Tranche 3 Shares”); and

(b)	Conditions to Issuance of the Tranche 1 Shares. The obligation of the Company to issue the Tranche 1 Shares is subject to the Client not being in material breach of any of its obligations under this Agreement or the MSA.

(c)	Conditions to Issuance of the Tranche 2 Shares. The obligation of the Company to issue the Tranche 2 Shares is subject to the following conditions:

(i)	The Client is not in material breach of any of its obligations under this Agreement or the MSA;

(ii)	The Client will have purchased at least $4,500,000 of the Committed Services Spend.

(d)	Conditions to Issuance of the Tranche 3 Shares. The obligation of the Company to issue the Tranche 3 Shares is subject to the following conditions:

(i)	The Client is not in material breach of any of its obligations under this Agreement or the MSA; and

(ii)	The Client will have purchased at least $6,500,000 of the Committed Services Spend.

(e)	Prepayment for Services.

(i)	If the Client fails to purchase a minimum of $500,000 of the Committed Services Spend prior to the 6 month anniversary of the Effective Date, the Client will, within thirty (30) days following the 6 month anniversary of the Effective Date, prepay for future Services under the MSA an amount equal to the difference between (x) $500,000 and (y) the amount paid by the Client to the Company to purchase services pursuant to the MSA prior to the 6 month anniversary of the Effective Date.

(ii)	If the Client fails to purchase a minimum of $1,000,000 of the Committed Services Spend prior to the 12 month anniversary of the Effective Date, the Client will within thirty (30) days following the 12 month anniversary of Effective Date, prepay for future Services under the MSA an amount equal to the difference between (x) $1,000,000 and (y) the amount paid by the Client to the Company to purchase services pursuant to the MSA prior to the 12 month anniversary of the Effective Date.

(iii)	If the Client fails to purchase a minimum of $2,000,000 of the Committed Services Spend prior to the 24 month anniversary of the Effective Date, the Client will, within thirty (30) days following the 24 month anniversary of the Effective Date, prepay for future Services under the MSA an amount equal to the difference between (x) $2,000,000 and (y) the amount paid by the Client to the Company to purchase services pursuant to the MSA prior to the 24 month anniversary of the Effective Date.

2.	CLOSING DATE.

(a)	The closing hereunder (the “Closing”) shall occur remotely via the exchange of documents and signatures on the Effective Date. The date the Closing occurs is hereinafter referred to as the “Closing Date”.

(b)	Within ten (10) business days of the Closing Date, the Company shall deliver, or cause to be delivered, to the Client the Tranche 1 Shares in book-entry form, and the Company shall instruct its transfer agent for the Shares to register such issuance at the time of such issuance.

(c)	Within ten (10) business days of the Closing Date, the Company and the Client shall execute and deliver a Registration Rights Agreement, in a form to be provided by the Company (the “Registration Rights Agreement”), and any related agreements or other documents required to be executed hereunder or reasonably requested by the other party hereto. The Registration Rights Agreement shall provide, among other things, that the Company shall, within sixty (60) days following the Closing Date, prepare and file with the U.S. Securities and Exchange Commission a registration statement on Form S-1 (or such other form as may be appropriate) (the “Registration Statement”) covering the resale of the Shares issuable pursuant to this Agreement, and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable after filing.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants, as of the date hereof and as of the Closing Date, to the Client as follows:

(a)	Organization and Standing. The Company is a Delaware corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has full corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted, and is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in all jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business transacted by it makes qualification or licensing necessary, except where the failure to be so qualified or licensed has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. “Material Adverse Effect” means any event, change, fact, development, occurrence or effect (each, an “Effect”) that, individually or collectively with one or more other Effects, has had a material adverse effect on the business of the Company; provided that none of the following matters, either alone or in combination, will constitute, or be considered in determining whether there has been, a Material Adverse Effect: (i) any outbreak or escalation of war or major armed hostilities or any act of terrorism, (ii) changes in applicable laws, rules, regulations or GAAP after the date of this Agreement, (iii) changes that generally affect the industry in which the Company operates, (iv) changes in financial markets, general economic conditions or political conditions, (v) changes in the trading price or trading volume of the Shares, and (vi) failure by the Company to meet any published or internally prepared projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics, except, in the case of clauses (i) through (iv), to the extent those Effects have a disproportionate effect on the Company as compared to other similarly situated companies operating in the industry in which the Company operates.

(b)	Corporate Power; Authorization. The Company has all requisite corporate power and authority, and has taken all requisite corporate action, to execute and deliver this Agreement and the Registration Rights Agreement, to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. Each of this Agreement and the Registration Rights Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by equitable remedies, including any specific performance (the “Equitable Exceptions”).

(c)	Issuance and Delivery of the Shares. The Shares have been duly authorized and, when issued as set forth this Agreement, will be validly issued, fully paid and nonassessable and free and clear of any and all Liens. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the shareholders of the Company.

4.	REPRESENTATIONS AND WARRANTIES OF THE CLIENT. The Client hereby represents and warrants, as of the date hereof and as of the Closing Date, to the Company as follows:

(a)	Authorization; Enforceability. The Client has all requisite corporate power and authority, and has taken all requisite corporate action, to execute and deliver this Agreement, the Registration Rights Agreement, to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. Upon the execution and delivery of this Agreement and the Registration Rights Agreement by the Client, each of this Agreement and the Registration Rights Agreement shall constitute a valid and binding obligation of the Client, enforceable in accordance with its terms, except as may be limited by the Equitable Exceptions.

(b)	Investment Representations.

(i)	The Client has such knowledge and experience in financial and business matters that the Client is capable of evaluating the merits and risks of the Client’s prospective investment in the Company and has the ability to bear the economic risks of the investment contemplated hereby.

(ii)	The Client understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Client’s right to sell the Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). The Client further represents that, as of the date of this Agreement, it has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to any third Person with respect to any of the Shares .

(iii)	The Client is not acquiring the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Client, any other general solicitation or general advertisement.

(iv)	The Client has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. The Client has had an opportunity to ask questions of and receive answers from the Company, or any Person or Persons acting on behalf of the Company, concerning the terms and conditions of an investment in the Shares.

(v)	At the time the Client was offered the Shares, it was, and as of the date hereof it is, and on each date on which it receives Shares hereunder, it will be, an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

(vi)	The Client was not induced to participate in the offer and sale of the Shares by the filing of any registration statement in connection with any public offering of the Company’s securities (other than pursuant to the Registration Rights Agreement).

(c)	Brokers. There are no brokers, finders or financial advisory fees or commissions that will be payable by the Client in respect of the transactions contemplated by this Agreement.

(d)	Legends. The Client understands that the book entry notations evidencing the Shares shall bear a restrictive legend in substantially the following form and substance. Such legend shall be removed and the Company shall issue or cause to be issued Shares without such legend to the holder thereof upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) a registration statement covering the resale of such Shares is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144 without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel, at the Company’s expense, to issue a legal opinion to the Transfer Agent promptly after any of the events described in clauses (i) through (iv) above, as applicable, if required by the Transfer Agent to effect the removal of the legend hereunder. The legend shall be in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT (1) AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, (2) UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR (3) UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT OR OTHER EXEMPTION FROM REGISTRATION.”

5.	TERM AND TERMINATION

(a)	Term. This Agreement shall commence on the Effective Date and continue for thirty-six (36) months, unless earlier terminated as provided herein.

(b)	Termination for Breach. The Company may terminate this Agreement upon written notice to the Client if the Client materially breaches this Agreement or the MSA and fails to cure such breach within thirty (30) days of written notice thereof.

(c)	Effect of Termination on Unearned Tranches. Upon termination of this Agreement before the Client has satisfied the applicable conditions for issuance of the Tranche 2 Shares or Tranche 3 Shares, the Company’s obligation to issue the applicable unearned tranche shall terminate. Termination shall not affect the Client’s right to receive any tranche for which all applicable conditions were satisfied before the effective date of termination.

6.	MISCELLANEOUS.

(a)	Equitable Adjustments. In the event that, prior to the issuance of the Shares, there occurs any stock split, stock combination, dividend (whether in securities, cash, or other assets), reorganization, recapitalization, conversion, distribution, exchange, reclassification or other similar event (i) the amount of Shares to be issued to the Client pursuant to this Agreement shall be equitably adjusted to put the Client in the same position as it would have been had the Shares been issued to the Client prior to such event, and (ii) if the Shares is converted into or exchanged for securities, cash or other assets, all references herein to the Shares shall be deemed to refer to the securities or other assets (including cash) into or for which the Shares were converted into or exchanged for. In the event there is any merger or reorganization involving the Company as a result of which the Company is no longer the parent entity of the Company and its Subsidiaries, then all references herein to the Company shall be deemed to refer to the parent entity of the Company.

(b)	Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of Laws principles thereof that would require the application of the Law of any other jurisdiction. Any Action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any federal court located in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said courts in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any Action in which any such claim is made that it is not subject thereto or that such Action may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware and any federal court sitting in the State of Delaware jurisdiction over such parties and over the subject matter of any such Action and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 6(e) or in such other manner as may be permitted by Law, shall be valid and sufficient thereof.

(c)	Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION AMONG THE PARTIES DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d)	No Waiver, Modifications. It is agreed that no waiver by a party hereto of any breach or default of any of the covenants or agreements set forth herein shall be deemed a waiver as to any subsequent or similar breach or default. The failure of either party to insist on the performance of any obligation hereunder shall not be deemed a waiver of any such obligation. No amendment, modification, waiver, release or discharge to this Agreement shall be binding upon the parties unless in writing and duly executed by authorized representatives of both parties.

(e)	Notices. Any consent, notice, report or other communication required or permitted to be given or made under this Agreement by one of the parties to the other party will be delivered in writing by one of the following means and be effective: (a) upon receipt, if delivered personally; (b) when sent, if sent via e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not immediately receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (c) when delivered by a reputable, commercial overnight courier; provided in all cases addressed to such other party at its address indicated below, or to such other address as the addressee will have last furnished in writing to the addressor and will be effective upon receipt by the addressee.

(i)	If to the Company:

Fusemachines, Inc.

251 West 30th Street, 5th Floor

New York, NY 10001

Attention: Sameer Maskey

Email: smaskey@fusemachines.com

(ii)	If to the Client:

Qintess Holding e Participações Ltda.

___________________

___________________

Attention: Nana Baffour

Email: nana.baffour@qintess.com

Written confirmation of receipt (i) given by the recipient of such notice or (ii) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (a) or (c) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (b) above.

(f)	Entire Agreement. This Agreement and the MSA contain the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

(g)	Interpretation and Rules of Construction. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(h)	Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of a party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, the parties shall negotiate in good faith a substitute legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as possible and as reasonably acceptable to the parties.

(i)	Assignment. Except for an assignment by the Client of this Agreement or any rights hereunder to an Affiliate (which assignment will not relieve the Client of any obligation hereunder), neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Client or the Company without (i) the prior written consent of Company in the case of any assignment by the Client or (ii) the prior written consent of the Client in the case of an assignment by the Company.

(j)	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(k)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such executed signature page shall create a valid and binding obligation of the party executing it (or on whose behalf such signature page is executed) with the same force and effect as if such executed signature page were an original thereof.

(l)	Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

(m)	Expenses. Except as otherwise specified in this Agreement, each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution, delivery and performance of this Agreement.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

FUSEMACHINES, INC.

By:
Name:
Title:

QINTESS HOLDING E PARTICIPAÇÕES LTDA.

By:
Name:
Title:

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